Exhibit 99.1

Loop Media Announces NYSE American Acceptance of Plan to Regain Compliance

July 18, 2024 – Loop Media, Inc. (“Loop Media,” the “Company”) (NYSE American: LPTV), a leading multichannel streaming CTV platform that provides curated music videos, sports, news, premium entertainment channels and digital signage for businesses, today announced that on July 16, 2024, it received notification (the “Acceptance Letter”) from the NYSE American LLC (the “NYSE American”) that the Company’s previously-submitted plan to regain compliance with the NYSE American’s listing standards (the “Plan”) was accepted. In the Acceptance Letter, NYSE American granted the Company until October 23, 2025 (the “Plan Period”), to regain compliance with the continued listing standards.

During the Plan Period, the Company will be subject to periodic review by the NYSE American on its progress with the goals and initiatives outlined in the Plan. The Company intends to regain compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide during the Plan Period. If the Company does not regain compliance with the NYSE American listing standards by October 25, 2025, or if the Company does not make sufficient progress consistent with the Plan during the Plan Period, then NYSE American may initiate delisting proceedings.

The Company’s shares of common stock, par value $0.0001 per share, will continue to be listed and traded on the NYSE American during the Plan Period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Acceptance Letter does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission (“SEC”).

Additional details regarding the Acceptance Letter from the NYSE American are included in, and the description above is qualified in its entirety by, Loop Media’s Current Report on Form 8-K filed with the SEC on July 18, 2024, which will be made available under “Investors” – “SEC Filings” at www.loop.tv.

About Loop Media, Inc.

Loop Media, Inc. (“Loop®”) (NYSE American: LPTV) is a leading connected television (CTV) / streaming / digital out-of-home TV and digital signage platform optimized for businesses, providing music videos, news, sports, and entertainment channels through its Loop® TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop® Player.

Loop® TV’s digital video content is streamed to millions of viewers in CTV / streaming / digital out of home locations including bars/restaurants, office buildings, retail businesses, college campuses, airports, among many other venues in the United States, Canada, Australia, and New Zealand.

Loop® TV is fueled by one of the largest and most important premium short-form entertainment libraries that includes music videos, movie trailers, branded content, and live performances. Loop Media’s non-music channels cover a wide variety of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos, and more. Loop Media’s streaming services generate revenue from programmatic and direct advertising, and subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv.

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the Company’s intention to regain compliance with the listing requirements of the NYSE American (including submission of the plan of compliance) and its ability to do so, cost- cutting measures, exploration of strategic alternatives and financing opportunities, expected performance, ability to compete in the highly competitive markets in which it operates, ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give our current expectations, opinions, beliefs or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s Securities and Exchange Commission filings are available at www.sec.gov.

Loop Media Investor Contact

ir@loop.tv

Loop Media Press Contact

Grant Genske

grant@loop.tv

626-610-6913